                                                                      Exhibit 11
                            McDONALD'S CORPORATION
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
         Dollars and shares in millions, except per common share data



                                                                                           Quarters Ended
                                                                                              March 31
                                                                                         1996          1995
                                                                                         ----          ----
Net Income                                                                              $301.6        $280.7

Preferred stock dividends (net of tax)                                                    (6.9)        (11.9)
                                                                                       --------      --------

Net income available after preferred stock dividends                                     294.7         268.8

Common stock dividends on assumed conversion of preferred stock                                          0.4
                                                                                       --------      --------

Net income available to common shareholders                                             $294.7        $269.2
                                                                                       ========      ========

Weighted average number of common shares outstanding during the
period (A)                                                                               700.5         694.3

Additional shares related to potentially dilutive securities                              20.6          22.8
                                                                                       --------      --------

Adjusted weighted average common shares                                                  721.1         717.1
                                                                                       ========      ========

Fully diluted net income per common share                                               $   .41       $  0.38
                                                                                       --------      --------

 NOTES:

 (A) Refer to Condensed consolidated statement of income on page 4 and to Financial comments - Net income per common share on page 6 of this report.